Exhibit 10.1

[Transphorm letterhead]
March 31, 2023

[Name and address of Warrant Holder]

Re: Reprice and Reload Offer of Common Stock Purchase Warrants

To Whom It May Concern:

Transphorm, Inc. (the “Company”) is pleased to offer to you the opportunity to receive new warrants to purchase shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), in consideration for the exercise of the Common Stock purchase warrants (the “Existing Warrants”) currently held by you (the “Holder”). The shares of Common Stock underlying the Existing Warrants (“Existing Warrant Shares”) have been registered for resale pursuant to an applicable registration statement on Form S-3 (File Nos. 333-261226, 333-261745 and 333-265899) (the “Registration Statements”). The Registration Statements are currently effective and, upon exercise of the Existing Warrants in connection with the Holder’s acceptance of this offer, will be effective for the issuance of the Existing Warrant Shares. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Existing Warrants.

In consideration for cash exercising all of the Existing Warrants set forth on your signature page attached hereto on or before 8:30 a.m. (New York City time) on April 3, 2023 (the “Warrant Exercise”), the Company hereby offers you a reduction of the exercise price of such Existing Warrants to $4.00 per share and the issuance of New Warrants (as defined and described below). As such, upon accepting this offer, the definition of “Exercise Price” in Section 1(a) of the Existing Warrants that are part of the Warrant Exercise is hereby amended and restated to state “at a purchase price of $4.00 per share (the “Exercise Price”).” For the avoidance of doubt, if you do not exercise your Existing Warrants in full, any Existing Warrants that remain outstanding will not be amended to reduce the exercise price.

In addition, the Company hereby offers to issue you or your designees a new Common Stock Purchase Warrant (the “New Warrant”) to purchase up to a number of shares of Common Stock (rounded down to the nearest whole share) equal to 125% of the number of Existing Warrant Shares issued pursuant to each Warrant Exercise that occurs from and after the date hereof and prior to 8:30 a.m. (New York city time) on April 3, 2023, which New Warrant shall be substantially in the form set forth on Annex B hereto (the “New Warrant”). The New Warrant will be immediately exercisable, expire on April 3, 2026, and have an exercise price equal to $5.00 per share. The original New Warrant certificates will be delivered within two Business Days (as defined in Annex A attached hereto) following each Warrant Exercise pursuant to this letter agreement.

The Holder may accept this offer by signing this letter below, with such acceptance constituting the Holder’s exercise of the number of Existing Warrants as set forth on the Holder's signature page attached hereto for an aggregate exercise price as set forth on the Holder’s signature page hereto (the “Aggregate Exercise Price”) on or before 8:30 a.m. (New York City time) on April 3, 2023.

Additionally, the Company agrees to the representations, warranties and covenants set forth on Annex A attached hereto. Holder represents and warrants that, as of the date hereof it is, and on each date on which it exercises any portion of the New Warrants it will be, an “accredited investor” as defined in Rule 501 of the Securities Act, and agrees that the New Warrants will contain restrictive legends when issued, and neither the New Warrants nor the shares of Common Stock issuable upon exercise of the New Warrants will be registered under the Securities Act, except as provided in Annex A attached hereto.

If this offer is accepted and this letter agreement is executed and delivered to the Company on or before 8:30 a.m. (New York City time) on April 3, 2023, the Company shall (i) issue a press release disclosing the material terms of the transactions contemplated hereby (the “Press Release”) on or before 9:15 a.m. (New York City time) on April 3, 2023 and (ii) file a Current Report on Form 8-K with the Securities and Exchange Commission disclosing all material terms of the transactions contemplated hereunder, including this letter agreement as an exhibit thereto, within the time required by the Exchange Act. From and after the issuance of the Press Release, the Company represents to the Holder that it shall have publicly disclosed all material, non-public information delivered to the Holder by the Company or any of its officers, directors, employees or agents in connection with the transactions contemplated hereby. In addition, effective upon the issuance of the Press Release, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company or any of its officers, directors, agents, employees or Affiliates (as defined below) on the one hand, and the Holder or any of its Affiliates on the other hand, shall terminate. From and after the issuance of the Press Release, the Company represents to the Holder that none of the Company’s directors, officers, employees or agents will provide the Holder with any material, nonpublic information that is not disclosed in the Press Release. “Affiliate” means any natural person or legal entity (a “Person”) directly or indirectly controlled by, controlling or under common control with, a Holder, but only for so long as such control shall continue. For purposes of this definition, “control” (including, with correlative meanings, “controlled by”, “controlling” and “under common control with”) means, with respect to a Person, possession, direct or indirect, of (a) the power to direct or cause direction of the management and policies of such Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), or (b) at least 50% of the voting securities (whether directly or pursuant to any option, warrant or other similar arrangement) or other comparable equity interests.

The Company represents, warrants and covenants that, upon acceptance of this offer, all of the Existing Warrant Shares being purchased shall be issued to the Holder within one (1) Trading Day (as defined below) of the date the Company receives the Aggregate Exercise Price. Upon the request of the Holder, such Existing Warrant Shares shall be issued without legends, provided that the Holder has delivered to the Company a representation letter, in form and substance satisfactory to the Company, pursuant to which the Holder agrees to only sell the Existing Warrant Shares during such time that the applicable Registration Statement is effective and such Holder is not aware or has not been notified by the Company that such Registration Statement has been withdrawn or suspended, and only as permitted by such Registration Statement, or at a time when a sale would satisfy Rule 144 or another applicable exemption from the registration requirements of the Securities Act. Except as set forth herein, the terms of the Existing Warrants, including but not limited to the obligations to deliver the Existing Warrant Shares, shall remain in effect as if the acceptance of this offer was a formal exercise notice under the Existing Warrants. “Trading Day” means a day on which the principal Trading Market (as defined below) is open for trading. “Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, (or any successors to any of the foregoing).

The Company acknowledges and agrees that the obligations of the Holder under this letter agreement are several and not joint with the obligations of any other holder of Common Stock purchase warrants of the Company (each, an “Other Holder”) under any other agreement related to the exercise of such warrants (“Other Warrant Exercise Agreement”), and the Holder shall not be responsible in any way for the performance of the obligations of any Other Holder or under any such Other Warrant Exercise Agreement. Nothing contained in this letter agreement, and no action taken by the Holder pursuant hereto, shall be deemed to constitute the Holder and the Other Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holder and the Other Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this letter agreement and the Company acknowledges that the Holder and the Other Holders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this letter agreement or any Other Warrant Exercise Agreement. The Company and the Holder confirm that the Holder has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this letter agreement, and it shall not be necessary for any Other Holder to be joined as an additional party in any proceeding for such purpose.

The Company hereby represents and warrants as of the date hereof and covenants and agrees from and after the date hereof until one hundred and twenty (120) Trading Days after the date hereof, that none of the terms offered to any Other Holder with respect to any Other Warrant Exercise Agreement (or any amendment, modification or waiver thereof), is or will be more favorable to such Other Holder than those of the Holder and this letter agreement. If, and whenever on or after the date hereof until one hundred and twenty (120) Trading Days after the date hereof, the Company enters into an Other Warrant Exercise Agreement, then the Company shall provide notice thereof to the Holder promptly following the occurrence thereof. The provisions of this paragraph shall apply similarly and equally to each Other Warrant Exercise Agreement.

Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this letter agreement. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Existing Warrant Shares. This letter agreement shall be governed by the laws of the State of New York without regard to the principles of conflicts of law thereof.

***************

To accept this offer, Holder must counter execute this letter agreement and return the fully executed letter agreement to the Company at e-mail: cmcaulay@transphormusa.com, attention: Cameron McAulay, on or before 8:30 am (New York City time) on April 3, 2023.

Please do not hesitate to call me if you have any questions.

Sincerely yours,

TRANSPHORM, INC.

By: _______________________
Name: Cameron McAulay
Title: Chief Financial Officer

ACCEPTED AND AGREED TO:
Name of Holder: ________________________________________________________
Signature of Authorized Signatory of Holder: _________________________________
Name of Authorized Signatory: _______________________________________________
Title of Authorized Signatory: ________________________________________________
Existing Warrant Shares: _____________________

Number of Existing Warrants being exercised contemporaneously with signing this letter: _____________

Aggregate Exercise Price of the Existing Warrants being exercised contemporaneously with signing this letter: $___________________

Beneficial Ownership Limitation New Warrant:

☐ None
☐ 4.99%
☐ 9.99%

Address for Delivery of New Warrant:

__________________________________________________

__________________________________________________

DTC Instructions:

The Existing Warrant Shares shall be delivered to the following DWAC Account Number:

Broker Name:
Broker DTC DWAC #:
Broker Contact:
Account #:

Annex A – Representations and Warranties

Representations, Warranties and Covenants of the Company. The Company hereby makes the following representations and warranties to the Holder:

(a)    Registration Statement. The Existing Warrant Shares are registered for issuance on a Registration Statement on Form S-3 (File Nos. 333-261226, 333-261745 and 333-265899) (the “Registration Statements”) and the Company knows of no reason why such registration statements shall not remain effective for the foreseeable future. The Company shall use commercially reasonable efforts to keep the Registration Statements effective and available for use by the Holder until all Existing Warrant Shares underlying the Existing Warrants are sold by the Holder.

(b)    Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this letter agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this letter agreement by the Company and the consummation by the Company of the transactions contemplated hereby will be duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith. This letter agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(c)    No Conflicts. The execution, delivery and performance of this letter agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate of incorporation, bylaws or other organizational or charter documents; or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company in connection with, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing Company debt or otherwise) or other material understanding to which such Company is a party or by which any property or asset of the Company is bound or affected, other than for which a waiver has been obtained by the Company; or (iii) subject to Section (d) below, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected, except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in (i) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole, or (ii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this letter agreement.

(d)    Issuance of the New Warrant. The issuance of the New Warrant is duly authorized and, upon the execution of this letter agreement by the undersigned, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens imposed by the Company, and the shares issuable upon exercise of the New Warrant (the “New Warrant Shares”), when issued in accordance with the terms of the New Warrant, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The Company has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of the New Warrant Shares in full.

(e)    Legends and Transfer Restrictions.

(i)    The New Warrant and New Warrant Shares may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of New Warrant or New Warrant Shares other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of the undersigned or in connection with a pledge, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred New Warrant and New Warrant Shares under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this letter agreement.

(ii)    The undersigned agrees to the imprinting, so long as is required by Section (e)(i), of a legend on any of the New Warrant and New Warrant Shares in the following form:

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

The Company acknowledges and agrees that the undersigned may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the New Warrant to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this letter agreement and, if required under the terms of such arrangement, the undersigned may transfer pledged or secured New Warrant to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate undersigned’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of New Warrant may reasonably request in connection with a pledge or transfer of the New Warrant or New Warrant Shares.

(iii)    Certificates evidencing the New Warrant Shares shall not contain any legend (including the legend set forth in Section (e)(ii) hereof), (i) following any sale of such New Warrant Shares pursuant to Rule 144, (ii) if such New Warrant Shares are eligible for sale without restriction under Rule 144 (it being understood that the holding period for New Warrant Shares issued upon the Holder’s cashless exercise of the New Warrant shall begin on the date of issuance of the New Warrant), or (iii) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall cause its counsel to issue a legal opinion to its transfer agent (if required by the transfer agent) and the undersigned (if requested by the undersigned) in connection with the removal of the legend hereunder. The Company agrees that following such time as such legend is no longer required under this Section (e), it will, no later than the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined below) following the delivery by a Holder to the Company or the Transfer Agent of a certificate representing New Warrant Shares, as applicable, issued with a restrictive legend (such date, the “Legend Removal Date”), deliver or cause to be delivered to the undersigned a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the transfer agent that enlarge the restrictions on transfer set forth in this Section (e). Certificates for New Warrant Shares subject to legend removal hereunder shall be transmitted by the transfer agent to the undersigned by crediting the account of the undersigned’s prime broker with the Depository Trust Company System as directed by the undersigned. “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of a certificate representing New Warrant Shares issued with a restrictive legend.

(f)    Public Information Failure. At any time during the period commencing from the six (6) month anniversary of the date hereof and ending at such time that all of the New Warrant Shares may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, if there is no effective registration statement covering the resale of all of the New Warrant Shares and the Company (i) shall fail for any reason to satisfy the current public information requirement under Rule 144(c) or (ii) has ever been an issuer described in Rule 144(i)(1)(i) or becomes an issuer in the future, and the Company shall fail to satisfy any condition set forth in Rule 144(i)(2) (a “Public Information Failure”) then, in addition to the undersigned’s other available remedies, the Company shall pay to the undersigned, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the New Warrant Shares, an amount in cash equal to two percent (2.0%) of the aggregate Exercise Price of the undersigned’s New Warrant on the day of a Public Information Failure and on every thirtieth (30th) day (pro-rated for periods totaling less than thirty days) thereafter until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required for the undersigned to transfer the New Warrant Shares pursuant to Rule 144. The payments to which the undersigned shall be entitled pursuant to this Section (f) are referred to herein as “Public Information Failure Payments.” Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the third (3rd) Business Day (as defined below) after the event or failure giving rise to the Public Information Failure Payments is cured. In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full. Nothing herein shall limit the undersigned’s right to pursue actual damages for the Public Information Failure, and the undersigned shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York generally are open for use by customers on such day.

(g)    Listing of Common Stock. The Company shall apply to list or quote all of the New Warrant Shares on Nasdaq and promptly secure the listing of all of the New Warrant Shares on Nasdaq.

(h)    Registration Statement. As soon as practicable (and in any event within thirty (30) calendar days of the date of this letter agreement), the Company shall file a registration statement on Form S-3 (or other appropriate form if the Company is not then S-3 eligible) providing for the resale by the Holders of the New Warrant Shares issued and issuable upon exercise of the New Warrants. The Company shall use commercially reasonable efforts to cause such registration to become effective on or prior to the 90th calendar day after the initial filing date and to keep such registration statement effective at all times until no Holder owns any New Warrants or New Warrant Shares issuable upon exercise thereof.

(i)    Subsequent Equity Sales.

(i)    Without the consent of a majority-in-interest of the New Warrants issued to the Holder and any Other Holders, the Company and its subsidiaries shall not: (1) from the date hereof and continuing until June 17, 2023, issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents (as defined below); and (2) from the date hereof until October 3, 2023, effect or enter into an agreement to effect any issuance by the Company or any of its subsidiaries of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction (as defined below). Notwithstanding the foregoing, this Section (i) shall not apply in respect of an Exempt Issuance (as defined below), except that no Variable Rate Transaction shall be an Exempt Issuance.

(ii)    “Common Stock Equivalents” means any securities of the Company or its subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

(iii)    “Exempt Issuance” means: (1) the issuance of shares of Common Stock, options, restricted stock units or other equity awards to employees, officers or directors of the Company pursuant to any stock or option plan or other equity award plan duly adopted for such purpose by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company; (2) the issuance of securities upon the exercise or exchange of or conversion of any securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this letter agreement, provided that such securities have not been amended since the date of this letter agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities or to extend the term of such securities; (3) the filing of any registration statement on Form S-8 with respect to the registration of securities to be issued pursuant to any stock or option plan described in clause (1); (4) the issuance of securities pursuant to acquisitions or strategic transactions, provided that any such securities are sold for at least $4.00 per share and such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities; and (5) the issuance of up to $5.0 million of shares of Common Stock in a transaction or transactions in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, provided that any such shares of Common Stock are sold for at least $4.00 per share.

(iv)    “Variable Rate Transaction” means a transaction in which the Company (1) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (2) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit, whereby the Company may issue securities at a future determined price.

Annex B – Form of New Warrant

[attached]